EXHIBIT 99.1
TRW Announces Public Offering of Common Stock and Enters into Stock Purchase Agreement
LIVONIA, MICHIGAN, November 7, 2006 — TRW Automotive Holdings Corp (NYSE: TRW) announced today that it has priced a registered public offering of 6,743,500 shares of common stock pursuant to the Company’s universal shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The Company will raise approximately $155 million of net proceeds from the offering, which it expects to close by November 10, 2006.
Lehman Brothers will serve as the sole underwriter for the offering. A prospectus supplement relating to this offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying base prospectus may be obtained by contacting: Lehman Brothers, c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717, Email: monica_castillo@adp.com, Fax: (631) 254-7268.
Separately, the Company announced that it has entered into a stock purchase agreement with Northrop Grumman Corporation whereby the Company will purchase Northrop Grumman’s remaining ownership position of 9,743,500 shares of TRW’s common stock at an aggregate price of approximately $210 million. The Company expects to complete the share purchase transaction by November 10, 2006, at which time the shares will be retired.

The Company intends to use the net proceeds of the public offering, together with a combination of cash on hand and a draw on its existing receivable facilities, to fund the purchase of the 9,743,500 shares from Northrop Grumman. Upon completion of the transactions, TRW’s outstanding share count will be reduced by 3.0 million shares of common stock.
This release of information shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About TRW
With 2005 sales of $12.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,000 people in 26 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2005 (the “10-K”), and our Forms 10-Q for the quarters ended March 31, June 30 and September 29, 2006, and include: our ability to complete the proposed public offering on the terms indicated; our ability to complete the stock purchase from Northrop Grumman; production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a majority of the company’s indebtedness), especially in view of the current climate of rising interest rates; loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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